Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

ScanTech AI Systems Inc.

(Exact Name of Registrant as Specified in its Charter)

Not Applicable

(Translation of Registrant’s Name into English)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Common Stock, par value $0.0001 per stock	Rule 457(c)	4,000,000	$1.34	$5,360,000	0.00015310	$820.62

		Total Offering Amounts						$820.62
		Total Fees Previously Paid						0
		Total Fee Offsets						0
		Net Fee Due						$820.62

(1)	Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share subdivisions, share dividends or similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act. The price and fee are computed based upon the average of the high and low sale prices of ScanTech AI Systems Inc.’s Common Stock on February 12, 2025, as reported on the Nasdaq Stock Market.